UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2024

5E ADVANCED MATERIALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41279	87-3426517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9329 Mariposa Road, Suite 210
Hesperia, California		92344
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 221-0225

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	FEAM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed on August 26, 2024, on August 25, 2024, 5E Advanced Materials, Inc. (the “Company”) entered into commitment letters (the “Debt Commitment Letters”) with the investors named therein pursuant to which such parties agreed to purchase an aggregate of $6.0 million aggregate principal amount of the Company's secured convertible promissory notes, subject to the terms and conditions set forth therein.

On September 16, 2024, and as contemplated by the Debt Commitment Letters, the Company entered into a third amendment (“Amendment No. 3”) to its Amended and Restated Note Purchase Agreement, dated as of January 18, 2024 (as amended, the “Note Purchase Agreement”) by and among the Company, BEP Special Situations IV LLC (“Bluescape”), Ascend Global Investment Fund SPC, for and on behalf of Strategic SP (“Ascend”), and Alter Domus (US) LLC, as collateral agent, related to the Company’s 4.50% senior secured convertible promissory notes.

Pursuant to the Note Purchase Agreement, the Company previously issued 60.0 million aggregate principal amount of convertible promissory notes in August 2022 (the “August 2022 Notes”) and $6.0 million aggregate principal amount of convertible promissory notes in June 2024 (the “June 2024 Notes” and, collectively with the August 2022 Notes, the “Existing Notes”).

On September 16, 2024, pursuant to Amendment No. 3, the Company (i) issued and sold $6.0 million aggregate principal amount of convertible notes (the “September 2024 Notes” and, collectively with the Existing Notes, the “Notes”) to Bluescape, Ascend and Meridian Investments Corporation (“Meridian” and, collectively with Bluescape and Ascend, the “Purchasers”), comprised of $3.0 million of September 2024 Notes to Bluescape and $1.5 million of September 2024 Notes to each of Ascend and Meridian, (ii) amended and restated the Note Purchase Agreement in the form attached as Annex A to Amendment No. 3 (the “Amended and Restated Note Purchase Agreement”) and (iii) amended and restated the existing Amended and Restated Investor and Registration Rights Agreement (the “Existing IRRA”) among the Company, the Purchasers and the other parties thereto (as amended, the “Third Amended and Restated IRRA”). Additionally, pursuant to Amendment No. 3, 5E Boron Americas, LLC, the Company’s wholly owned operating company (the “Operating Company”), became a guarantor under the Amended and Restated Note Purchase Agreement with respect to the Existing Notes and the September 2024 Notes and granted a first priority security interest on all of its assets. In furtherance of the foregoing, the Company agreed to deliver, on or prior to October 31, 2024, all applicable security documents and instruments with respect to the Operating Company’s interest in the Fort Cady Borate Project, including the delivery of a deed of trust and the grant of a mortgage lien.

September 2024 Convertible Notes

The September 2024 Notes, which were issued in substantially the same form as the Existing Notes, bear interest at a rate of 4.50% per annum, payable semi-annually beginning on February 15, 2025, or 10.00% per annum if the Company elects to pay such interest in kind through the delivery of additional Notes, and are initially convertible into an aggregate of 6,400,001 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a conversion rate of 1066.6667 shares of Common Stock per $1,000 principal amount of Notes (the “Conversion Rate”), representing a conversion price of $0.9375 per share.

The Conversion Rate for the September 2024 Notes is subject to adjustment in accordance with the terms of the Amended and Restated Note Purchase Agreement, including in connection with certain change of control transactions or other events specified in the Amended and Restated Note Purchase Agreement (a “Make-Whole Fundamental Change”). Based on the timing of a Make-Whole Fundamental Change and the trading price of the Common Stock at such time or the cash received by holders of the Common Stock in connection therewith, as applicable, the Conversion Rate of the September 2024 Notes will be increased by up to 444.4445 additional shares of Common Stock per $1,000 principal amount of September 2024 Notes upon the occurrence of a Make-Whole Fundamental Change, reflecting up to 3,908,615 additional shares of Common Stock becoming issuable in the event of a Make-Whole Fundamental Change.

Additionally, the Amended and Restated Note Purchase Agreement provides that the Conversion Rates applicable to the June 2024 Notes and the September 2024 Notes will be subject to adjustment if, on or prior to December 31, 2024, the Company sells Common Stock or any other equity-linked securities at an effective price per share that is less than the conversion price then in effect, subject to certain exemptions (a “Degressive Issuance”). In the event of a Degressive Issuance, the Conversion Rates applicable to the June 2024 Notes and the September 2024 Notes will be adjusted based on the weighted average issuance price of the securities sold in such Degressive Issuance, as set forth in the Amended and Restated Note Purchase Agreement. Pursuant to the terms of the Amended and Restated Note Purchase Agreement, the Company will not be permitted to effect any Degressive Issuance that would result in an adjustment to the Conversion Rate that requires the approval of the Company’s stockholders pursuant to the listing standards of The Nasdaq Global Select Market, unless the Company has obtained such stockholder approval before such Degressive Issuance. In accordance with the rules and regulations of The Nasdaq Stock Market LLC, the Amendment and Restated Note Purchase Agreement provides that the maximum number of shares issuable upon Make-Whole Adjustment for the September 2024 Notes is subject to approval by the Company’s stockholders.

The Notes are secured by substantially all of the Company’s assets and mature on August 15, 2028 (the “Maturity Date”).

The foregoing summary of the Amended and Restated Note Purchase Agreement and the September 2024 Notes is qualified in its entirety by reference to the full text of Amended and Restated Note Purchase Agreement included as Annex A to Amendment No. 3, which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference, and the full text of September 2024 Notes, a form of which is attached as Exhibit E to the Amended and Restated Note Purchase Agreement and incorporated herein by reference.

Third Amended and Restated Investor and Registration Rights Agreement

Also on September 16, 2024, in connection with the issuance and sale of the September 2024 Notes and pursuant to Amendment No. 3, the Company entered into the Third Amended and Restated IRRA. Pursuant to the Third Amended and Restated IRRA, the Company granted the Purchasers registration rights for the shares of Common Stock underlying the September 2024 Notes, which are substantially similar to those granted under the Existing IRRA with respect to the shares of Common Stock underlying the Existing Notes.

The Third Amended and Restated IRRA continues to provide the parties thereto with substantially the same director nomination rights set forth in the Existing IRRA, whereby each of Bluescape and Ascend (or such person as may be nominated by Ascend) has the right, so long as such party beneficially owns (i) at least twenty-five percent (25%) of the outstanding principal amount of the Notes or (ii) at least ten percent (10%) of the outstanding shares of Common Stock, to designate one (1) individual to the Company’s board of directors.

The foregoing summary of the Third Amended and Restated Investor and Registration Rights Agreement is qualified in its entirety by reference to the full text thereof, which is attached as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Current Report is incorporated herein by reference. The securities were offered in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Assuming the Company elects to pay interest on all of the September 2024 Notes in kind through the delivery of additional Notes, a total of up to 13,289,286 shares of Common Stock are issuable upon conversion of such Notes at the current Conversion Rate of 1066.6667 shares of Common Stock per $1,000 principal amount of Notes.

Item 8.01 Other Events.

As a result of a Degressive Issuance adjustment to the June 2024 Notes as a result of the Company’s previously announced equity offering in August 2024, the Conversion Rate for the June 2024 Notes following such offering is 692.7990 shares of Common Stock per $1,000 principal amount of June 2024 Notes, and, assuming the Company elects to pay interest on all of the June 2024 Notes in kind through the delivery of additional Notes, are convertible into a total of up to 6,252,367 shares of Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 3 to the Amended and Restated Note Purchase Agreement, dated September 16, 2024.
10.2	Third Amended and Restated Investor and Registration Rights Agreement, dated September 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5E Advanced Materials, Inc.

Date:	September 16, 2024	By:	/s/ Paul Weibel
Paul Weibel Chief Executive Officer